EXHIBIT 24.2

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“AB InBev”) under the US Securities Act of 1933, as amended (the “Securities Act”), of U.S.$1,500,000,000 principal amount of 3.000% Notes due 2012, U.S.$1,250,000,000 principal amount of 4.125% Notes due 2015, U.S.$2,250,000,000 principal amount of 5.375% Notes due 2020 and U.S.$500,000,000 principal amount of 6.375% Notes due 2040, together with the guarantees thereof (collectively, the “Securities”). Such Securities will be registered on one or more registration statements on Form F-4 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary or any Assistant Corporate Secretary of AB InBev, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by AB InBev pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Securities under the Securities Act and qualification of the Securities, the related indenture and any other instrument under the U.S. Trust Indenture Act of 1939, as amended, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: November 24, 2009	By:	/s/ Carlos Brito

Carlos Brito
Chief Executive Officer
Anheuser-Busch InBev SA/NV

Date: November 24, 2009	By:	/s/ Felipe Dutra

Felipe Dutra
Chief Financial Officer
Anheuser-Busch InBev SA/NV

Date: November 23, 2009	By:	/s/ Jean-Luc Dehaene

Jean-Luc Dehaene
Director
Anheuser-Busch InBev SA/NV

Date: November 23, 2009	By:	/s/ Stéfan Descheemaeker

Stéfan Descheemaeker
Director
Anheuser-Busch InBev SA/NV

Date: November 24, 2009	By:	/s/ Peter Harf

Peter Harf
Director (Chairman of the Board)
Anheuser-Busch InBev SA/NV

[Signature page of Power of Attorney]

Date: November 24, 2009	By:	/s/ Marcel Hermann Telles

Marcel Hermann Telles
Director
Anheuser-Busch InBev SA/NV

Date: November 23, 2009	By:	/s/ Jorge Paul Lemann

Jorge Paulo Lemann
Director
Anheuser-Busch InBev SA/NV

Date: November 23, 2009	By:	/s/ Grégoire de Spoelberch

Grégoire de Spoelberch
Director
Anheuser-Busch InBev SA/NV

Date: November 24, 2009	By:	/s/ Kees J. Storm

Kees J. Storm
Director
Anheuser-Busch InBev SA/NV

Date: November 24, 2009	By:	/s/ Roberto Moses Thompson Motta

Roberto Moses Thompson Motta
Director
Anheuser-Busch InBev SA/NV

Date: November 24, 2009	By:	/s/ Alexandre Van Damme

Alexandre Van Damme
Director
Anheuser-Busch InBev SA/NV

[Signature page of Power of Attorney]

Date: November 24, 2009	By:	/s/ Carlos Alberto da Veiga Sicupira

Carlos Alberto da Veiga Sicupira
Director
Anheuser-Busch InBev SA/NV

Date: November 23, 2009	By:	/s/ Mark Winkelman

Mark Winkelman
Director
Anheuser-Busch InBev SA/NV

[Signature page of Power of Attorney]